Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

"FRESH HARVEST PRODUCTS, INC.", A NEW JERSEY CORPORATION,

WITH AND INTO "FRESH HARVEST PRODUCTS, INC." UNDER THE NAME OF "FRESH HARVEST PRODUCTS, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE ON THE THIRD DAY OF NOVEMBER, A.D. 2017, AT 2:19 O`CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE SUSSEX COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

6387252 8100M
SR# 20176927832

Authentication: 203518599
Date: 11-06-17

STATE OF DELAWARE
CERTIFICATE OF MERGER OF FOREIGN CORPORATION INTO A DOMESTIC CORPORATION

Pursuant to Title 8, Section 252 of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is Fresh Harvest Products, Inc., a Delaware corporation, and the name of the corporation being merged into this surviving corporation is Fresh Harvest Products, Inc., a New Jersey corporation.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations pursuant to Title 8 Section 252 of the General Corporation Law of the State of Delaware.

THIRD: The name of the surviving corporation is Fresh Harvest Products, Inc., a Delaware corporation.

FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation. (If amendments are affected please set forth)

FIFTH: The authorized stock and par value of the non-Delaware corporation is 2Bil C/S, par $0.0001, 50Mil Series A Conv P/S par $0.0001.

SIXTH: The merger is to become effective on upon filing

SEVENTH: The Agreement of Merger is on file at 280 Madison Ave, Suite 1005 New York, NY 10016, an office of the surviving corporation.

EIGHTH: A copy of the Agreement of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the 3rd day of November A.D., 2017.

By: ____________________
Authorized Officer

Name: Michael Friedman
Print or Type

Title: President / CEO

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:19 PM 11/03/2017
FILED 02:19 PM 11/03/2017
SR 20176927832 - File Number 6387252